Exhibit 10.1

EXECUTIVE RETIREMENT AGREEMENT

This Executive Retirement Agreement (the “Agreement”), made this         day of March, 2012 (the “Effective Date”), is by and between Fossil Partners, L.P., a Texas limited partnership (the “Company”), and [name], a resident of [city], Texas (the “Executive”) (the signatories to this Agreement will be referred to jointly as the “Parties”).

WHEREAS, the Company desires that Executive receive certain benefits in exchange for entering into this Agreement; and

WHEREAS, both the Company and Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective advisors;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Executive and the Company agree as follows:

1. DEFINITIONS.

a. Retirement. The Executive shall be eligible for Retirement when he or she reaches a combination of age and years of service with the Company equal to sixty-five (65) (with a minimum age of fifty-five (55) plus a minimum of ten (10) years service with the Company). Provided the foregoing is met and the Executive gives Notice as set forth in 1(b), retirement hereunder shall be the date upon which the Executive is no longer an employee of the Company. Any prior consecutive years of service by Executive with any company that is an affiliate, subsidiary or partner of the Company (an “Affiliate(s)”) shall be included when calculating the years of service requirement hereunder provided such employment is uninterrupted and is followed directly thereafter with employment with the Company.

b. Notice. Executive must provide at least six months advance written notice of Retirement (unless Retirement is at request of Company) to the Secretary of Fossil, Inc.

2. DUTIES. The Company hereby agrees to employ Executive and Executive shall have the title of [title] for Fossil, Inc. The specific position and duties assigned to Executive may be changed or modified at any time by the Company, in its sole discretion. Executive will work diligently to perform his or her assigned duties in a reasonable, timely, and professional manner, and will comply with all applicable policies and rules of the Company.

3. AT WILL EMPLOYMENT. At all times during his or her employment with the Company, Executive’s employment will be considered at-will. Nothing in this Agreement shall be construed as a guarantee of present or future employment with the Company.

4. COMPENSATION. During the term of this Agreement, the Company will provide Executive with compensation and benefits, subject to adjustment at any time at the Company’s discretion. Compensation will be paid in accordance with the Company’s payroll policies and practices, which may be adjusted at any time at the Company’s discretion.

5. NON-DISCLOSURE AND CONFIDENTIALITY.

a. Executive acknowledges that, by the nature of his or her duties and in order for Executive to perform his or her duties, the Company and Affiliates will disclose to Executive, and Executive will have access to, confidential, proprietary, and highly sensitive information relating to the Company and Affiliates and which is a competitive asset of the Company and Affiliates and which Executive did not have prior knowledge of, including, without limitation, information pertaining to: (i) the identities of existing and prospective customers or clients, including names, addresses, contact persons, and pricing information; (ii) current, pending, and prospective contracts and business relationships; (iii) business information pertaining to existing and prospective customers or clients; (iv) product and systems specifications, concepts for new or improved products, and other product or systems data; (v) the identities of and special skills possessed by the Company, Affiliates and/or the Company’s or Affiliates’ Executives; (vi) customer or client lists developed and/or purchased by the Company or Affiliates; (vii) training programs developed by the Company or Affiliates; (viii) pricing studies, information, and analyses; (ix) current and prospective products, product designs, inventions, services, and or systems; (x) financial models, business projections and market studies; (xi) the Company’s and Affiliates’ financial results and business conditions, including, without limitation, marketing and business plans and strategies; (xii) special processes, procedures, and services of the Company and Affiliates; (xiii) computer programs, technology, and software developed by the Company, Affiliates and/or their consultants; and (xiv) any and all information regarding the salary, pay scale, capabilities, experiences and desires of the Company’s employees and independent contractors The confidential, proprietary, and highly sensitive information described in this Section 5(a) above is hereinafter referred to as “Proprietary Information.”

b. Executive recognizes and agrees that the unauthorized disclosure of Proprietary Information could place the Company and Affiliates at a competitive disadvantage. Consequently, Executive agrees not: (i) to use, at any time, any Proprietary Information for his or her own benefit and for the benefit of another; or (ii) to disclose, directly or indirectly, any Proprietary Information to any person who is not a current Executive or authorized Employee of the Company or an Affiliate, except in the performance of the duties assigned to Executive in this Agreement, at any time prior or subsequent to the Executive’s Retirement. Executive further acknowledges and agrees not to make copies of any Proprietary Information, except in the performance of the duties assigned to him or her in this Agreement.

c. Executive’s obligations under this section shall survive Executive’s employment with the Company. Executive’s obligations under this section are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which he or she may have to the Company or Affiliates under general legal or equitable principles or under other Company or Affiliate policies.

6. RETIREMENT BENEFITS: Provided Executive complies with all the terms and conditions set forth herein, Executive shall be eligible to receive special treatment of certain of his or her outstanding equity awards under the Fossil, Inc. 2008 Long-Term Incentive Plan (or any successor plan thereto) upon Retirement, subject to the terms and conditions of the respective award agreements. The terms of this paragraph shall apply to all outstanding equity awards and all future equity awards.

a. Outstanding Equity Awards. Any outstanding equity awards will continue to vest in accordance with their respective vesting schedules for the twelve (12) months following Retirement. Specifically, Executive shall vest in all equity tranches scheduled to vest during the twelve (12) months following Retirement.

b. Vested Stock Appreciation Rights. All vested Stock Appreciation Rights (or any other awards that require exercise) vested upon Retirement or vesting in accordance with Section 6a. above shall remain exercisable for the twelve (12) months following the date of Retirement or 90 ninety days after vesting, whichever is greater.

c. Awards During Notice Period. Equity awards to an Executive during the six (6) month Notice period as provided for in 1(b) above are at the discretion of the Company.

7. NON-COMPETITION.

a. Executive acknowledges that the Company and Affiliates have, over a period of time, developed, and will continue, over a period of time, to develop, significant relationships and goodwill between themselves and their current and prospective clients, customers, vendors, and suppliers by providing superior products and services to their current and prospective clients, customers, vendors, and suppliers. Executive further acknowledges that these relationships and goodwill are a valuable asset belonging solely to the Company and Affiliates.

b. The Company and Affiliates promise to share their business relationships and goodwill with Executive.

c. Executive acknowledges that, in exchange for the execution of the non-competition restriction set forth below in this section, he or she has received substantial, valuable consideration, including the consideration set forth in Sections 4, 5, and 6 above. Executive acknowledges and agrees that this consideration constitutes fair and adequate consideration for the execution of the non-competition restriction set forth in this section.

d. Ancillary to the enforceable promises set forth in this Agreement, including, without limitation, the promises contained in Sections 4, 5, and 6, as well as to protect the vital interests described in those sections, Executive agrees that while he or she is employed by the Company and for a period of twelve (12) months following the Executive’s Retirement, he or she will not, without the Company’s prior written consent, directly or indirectly, alone or for his or her own account, or as owner, partner, member, executive, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, executive, advisor, or agent of any corporation, trust, or other business organization or entity:

i. be employed by, work for, perform consulting services for, have business dealings with, control, have an ownership interest in, or otherwise become involved with, directly or indirectly, any business, operation, corporation, partnership, association, agency, or other person or entity that is in the business of producing, marketing, servicing, and/or retailing, directly or at wholesale, watches, leather goods or apparel where the Company or Affiliates performed its business activities during the term of Executive’s employment with the Company or during the one (1) year time period immediately preceding the Executive’s Retirement, whichever is longer; or

ii. call upon, compete for, solicit, divert, or attempt to take away any of the Company’s or Affiliates’ clients with whom the Company or Affiliates did business or were in the process of conducting business during the previous twenty-four (24) months of Executive’s employment with the Company; or

iii. cause, induce, or solicit clients, manufacturers, suppliers, or others doing business with the Company or Affiliates to terminate, reduce, or alter such business with the Company or Affiliates.

e. Executive understands that this non-competition restriction shall apply whether he or she acts as an individual or for his or her own account, or as a partner, executive, agent, salesman, distributor, consultant or representative of any person, firm, corporation or other entity. The restriction herein contained shall be limited in geographical scope in which Executive is expected to perform his or her duties on behalf of the Company. Moreover, the restriction herein contained shall prohibit Executive from competing with the Company or Affiliates only in the line or lines of business actually conducted by the Company or Affiliate in such territory.

f. Executive agrees that the non-competition restriction set forth above is ancillary to an otherwise enforceable agreement and supported by independent valuable consideration. Executive further agrees that the limitations as to time, geographical area, and scope of activity to be restrained by this section are reasonable and acceptable to him or her, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company and Affiliates. Executive agrees that if, at some later date, a court of competent jurisdiction determines that the non-competition restriction set forth in this section is unreasonable or unenforceable as written, this section may be reformed by the court and enforced to the maximum extent permitted by law.

g. If Executive is found to have violated any of the provisions of this section, Executive agrees that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation by him or her. It is the intent of this section that the running of the restrictive period of any covenant shall be tolled during any period of violation of such covenant so that the Company may obtain the full and reasonable protection for which it contracted and so that Executive may not profit by his breach.

h. Executive understands that his or her obligations under this section shall survive his or her employment with the Company and shall not be assignable by him or her.

8. NON-SOLICITATION OF EMPLOYEES OR INDEPENDENT CONTRACTORS.

Executive agrees that, as part of his or her employment with the Company, he or she will become familiar the Proprietary Information of the Company’s and Affiliates’ employees and independent contractors. Executive agrees to maintain the confidentiality of such information. Executive further covenants and agrees that for a period of twelve (12) months subsequent to his or her Retirement from the Company, he or she shall not recruit, hire, or attempt to recruit or hire, directly or by assisting others, any other employees or independent contractors of the Company or Affiliates, nor shall he or she contact or communicate with any other employees or independent contractors of the Company or Affiliates for the purpose of inducing other employees or independent contractors to terminate their employment or association with the Company or Affiliates. For purposes of this covenant, “other employees or independent contractors” shall refer to permanent employees, temporary employees, or independent contractors who were employed by, doing business with, or associated with the Company or Affiliates within six (6) months of the time of the attempted recruiting or hiring. Executive’s obligations under this section shall survive Executive’s employment with the Company.

9. REMEDIES FOR BREACH OF SECTIONS 5. 7 AND 8. In the event that Executive violates any of the provisions set forth in Section 5, 7, and 8 of this Agreement, he or she acknowledges that the Company will suffer immediate and irreparable harm which cannot be accurately calculated in monetary damages. Consequently, Executive acknowledges and agrees that the Company shall be entitled to immediate injunctive relief, either by temporary or permanent injunction, to prevent such a violation. Executive further acknowledges and agrees that this injunctive relief shall be in addition to any other legal or equitable relief to which the Company would be entitled. Executive also acknowledges that violations of the provisions set forth in Sections 5, 7 or 8 will result in the cessation of the vesting benefits under Section 6 above and the exercise period for outstanding Stock Appreciation Rights under Section 6 will truncate to ninety (90) days following the date of violation.

10. CLAWBACK. Executive acknowledges, understands and agrees, with respect to any compensation paid to Executive pursuant to this Agreement, that such compensation shall be subject to recovery by the Company, and Executive shall be required to repay such compensation, if either in the year such compensation is paid, or within the three (3) year period thereafter: (i) Fossil, Inc. (or any successor thereto) is required to prepare an accounting restatement due to material noncompliance of the Company or an Affiliate with any financial reporting requirement under applicable securities laws and Executive is or was during such three (3) year period, either a named executive officer of Fossil, Inc. or an employee of the Company who is responsible for preparation of the Company’s financial statements; or (ii) the Company or Fossil, Inc. is required by applicable law to require repayment by Executive of such compensation. The parties agree that the repayment obligations set forth in the foregoing sentence shall only apply to the extent repayment is required by applicable law.

11. SEVERABILITY. The Parties acknowledge that each covenant and/or provision of this Agreement shall be enforceable independently of every other covenant and/or provision. Furthermore, Executive and the Company acknowledge that, in the event any covenant and/or provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.

12. COMPLETE AGREEMENT; MODIFICATION. The Parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties; that each executed this Agreement based upon the express terms and provisions set forth herein; that, in accepting employment with the Company, Executive has not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement; except that Executive agrees that he continues to be bound by and will comply with all non-disclosure, non-competition, and non-solicitation agreements previously made by Executive. The provisions hereof may not be altered, amended, modified, waived, or discharged in any way whatsoever, except by written agreement executed by Executive and an authorized representative of the Company.

13. GOVERNING LAW AND VENUE. The validity of this Agreement and any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be governed by, construed under, and in accordance with the laws of the State of Texas. With respect to any disputes, claims and causes of action between the Parties hereto, the Company and Executive agree that the state and federal courts situated in Dallas County, Texas, shall have personal jurisdiction over the Company and Executive to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Dallas County, Texas, and, as such, the Company and Executive agree that venue shall be proper with the state or federal courts in Dallas County, Texas, to hear such disputes.

14. VOLUNTARY AGREEMENT. The Parties acknowledge that each has carefully read this Agreement, that each has had an opportunity to consult with his or her or its attorney concerning the meaning, import and legal significance of this Agreement, that each understands its terms, that all understandings and agreements between Executive and the Company relating to the subjects covered in this Agreement are contained in it, and that each has entered into the Agreement voluntarily and not in reliance on any promises or representations by the other Party, other than those contained in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below, to be effective as of the date first above written.

Date:
[name]

Fossil Partners, L.P.

By: Fossil, Inc. General Partner

By:	Date:

Name: Kosta N. Kartsotis

Title: Chairman and CEO